Form of Lock-Up Agreement

February 4, 2016

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Re: Zimmer Biomet Holdings, Inc. --- Public Offering

Ladies and Gentlemen:

The undersigned understands that you, the Underwriter, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Zimmer Biomet Holdings, Inc., a Delaware corporation, and the Selling Stockholders listed on Schedule II to the Underwriting Agreement, providing for the public offering (the “Public Offering”) by Barclays Capital Inc. (the “Underwriter”), of shares of common stock, $0.01 per share par value, of the Company (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriter’s agreement to purchase and make the Public Offering of the Common Stock, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period through and including 60 days after the date of the prospectus relating to the Public Offering (such 60-day period, the “Lockup Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities with respect to which the undersigned has the power of disposition and which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Stock or such other securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (except for purposes of clause (3) for such demands or exercises as will not require any public filing or other public disclosure to be made in connection therewith or will permit any required public filing or other public disclosure to be made after the expiration of the Lockup Period referred to above), in each case other than:

(A) the Common Stock, if any, to be sold by the undersigned pursuant to the Underwriting Agreement;

(B)  (i) transfers of shares of Common Stock or such other securities as a bona fide gift or gifts, (ii) transfers of shares of Common Stock or such other securities as a result of the operation of law through estate, other testamentary document or intestate succession, (iii) transfers of shares of Common Stock or such other securities to any immediate family member of the undersigned or any trust or investment vehicle for the direct or indirect benefit of the undersigned or any immediate family member of the undersigned (for purposes of this agreement (this “Letter Agreement”), “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) or (iv) if the undersigned is a trust, transfers or distributions of shares of Common Stock or such other securities to a trustor or beneficiary of such trust;

(C)  transfers of shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering;

(D) the exercise of Stock Options to purchase shares of Common Stock or the receipt (or deemed receipt) of any shares of Common Stock or other securities upon the vesting of any equity-based awards (including restricted stock and restricted stock units) and any related transfer of shares of Common Stock (i) deemed to occur upon the cashless exercise or settlement of such Stock Options or equity-based awards or (ii) for the purpose of paying the exercise price of such Stock Options or for paying taxes (including estimated taxes) due as a result of the exercise or vesting of Stock Options or equity-based awards;

(E) transfers to the Company of shares of Common Stock or any security convertible into or exercisable for Common Stock in connection with (i) the termination of service of an employee or other service provider pursuant to agreements that provide the Company with an option to repurchase such shares or that provide for forfeitures in connection with such termination or (ii) agreements that provide the Company with a right of first refusal with respect to transfers of such shares;

(F) transfers of shares of Common Stock or such other securities to any investment fund controlled or managed by any affiliate of the undersigned and its affiliates;

(G) if the undersigned is a corporation, partnership or other business entity, transfers or distributions of shares of Common Stock or such other securities to (a) its limited partners, members, stockholders or other securityholders (or their equivalents under the jurisdiction of organization of the undersigned) or (b) its direct or indirect affiliates or other entities controlled or managed by the undersigned;

(H) transfers of shares of Common Stock pursuant to any contract, instruction or plan complying with Rule 10b5-1 (an “Existing 10b5-1 Plan”) of the rules and regulations of the Commission promulgated under the Exchange Act that has been entered into by the undersigned prior to the date of this Letter Agreement;

(I) transfers by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, or pursuant to an order of a court or regulatory agency;

(J) transfers in connection with a bona fide third party tender offer, merger, consolidation or other similar transaction made to all Common Stock holders involving a change of control of the Company; or

(K) transfers of shares of Common Stock necessary to distribute cash in lieu of fractional shares in connection with a dissolution of or distribution of shares of Common Stock by LVB Acquisition Holding LLC.

provided that in the case of any transfer or distribution pursuant to clause (B), (F) or (G), each donee, transferee or distributee shall execute and deliver to the Underwriter a lock-up letter in the form of this paragraph and such disposition shall not be made for value; provided, further, that in the case of any transfer or distribution pursuant to clauses (B) through (J), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than (i) any filing made on Form 4, Form 144, Schedule 13D or Schedule 13G solely in connection with transfers described in clauses (D), (E), (F), (G), (H), (I), (J) or (K), and (ii) a filing or public announcement, including any filing on a Form 5, made after the expiration of the Lockup Period); and provided, further, that in the case of any transfer pursuant to clause (H), if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of common stock, the undersigned shall include a statement in such report to the effect that such transfer is pursuant to an Existing 10b5-1 Plan. As used herein, “transfer” includes without limitation sales, forfeitures or other dispositions.

Furthermore, the undersigned may, during the Lockup Period, if permitted by the Company, establish a written trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act (a “New 10b5-1 Plan”); provided that either (a) no sales or other transfers occur under such New 10b5-1 Plan and no public disclosure of such New 10b5-1 Plan shall be required or shall be made by any person during the Lockup Period or (b) any sales or other transfers under such New 10b5-1 Plan during the Lockup Period would comply with the exceptions set forth in clauses (A) through (K) above.

If any record or beneficial owner of any securities of the Company is granted an early release from the restrictions described herein, then the undersigned shall also be granted an early release from its obligations hereunder on a pro rata basis with all other record or beneficial holders of similarly restricted securities of the Company based on the maximum percentage of shares held by any such record or beneficial holder being released from such holder’s lock-up agreement.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

Notwithstanding anything herein to the contrary, affiliates of the undersigned that have not separately signed a lock-up agreement may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business, other than with respect to the shares of Common Stock currently owned by the undersigned.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if (i) prior to entering into the Underwriting Agreement, the Company notifies the Underwriter in writing that the Company does not intend to proceed with the Offering of Common Stock; (ii) the Underwriting Agreement has not been executed by all parties by March 31, 2016; or (iii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be immediately released from all obligations under this Letter Agreement. The undersigned understands that the Underwriter is entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

___________________________
[Stockholder Name]